Exhibit 99.1

February 1, 2017

PDC Energy Announces Year-End 2016 Proved Reserves of Approximately 341 MMBoe and Full-Year 2016 Production Increase of 44% to 22.2 MMBoe

DENVER, Feb. 01, 2017 (GLOBE NEWSWIRE) — PDC Energy, Inc. (“PDC,” the “Company,” “we” or “us”) (NASDAQ: PDCE) today reported year-end 2016 proved reserves and full-year production.

Highlights:

•         Year-end 2016 proved reserves of 341.4 million barrels of oil equivalent (“MMBoe”), an approximate 25% increase over year-end 2015 proved reserves with estimated all-sources reserve replacement of 409%(1).

•         Estimated 2016 production of 22.2 MMBoe, a 44% increase over 2015.

•         Increased the average lateral length of proved undeveloped horizontal (“PUD”) Niobrara locations in the Wattenberg Field from approximately 5,400 feet to approximately 7,000 feet.

•         Proved reserve additions of 32.5 MMBoe attributable to the Delaware basin acquisitions that closed in December 2016. The acquisitions included approximately 61,500 net acres in Reeves and Culberson counties, Texas.

CEO Commentary

Bart Brookman, President and Chief Executive Officer, commented, “Increasing our Wattenberg proved reserves, in spite of reduced commodity prices, is a notable accomplishment. The increase in proved reserves in Wattenberg is attributable to the underlying benefits of our previously executed strategic acreage trade. This trade has let us drill longer lateral wells with increased operational synergies and higher working interests, and should continue to provide enhanced efficiencies moving forward. We are very pleased with the early results in the Delaware Basin as we continue the integration activities and build out of our extremely talented team.

“Our main focus in 2017 is on operational execution and integration. We expect to demonstrate the quality of our Delaware Basin acreage while continuing to drive value through our high rate-of-return Wattenberg drilling program.”

2016 Proved Reserves

PDC’s total proved reserves as of December 31, 2016 increased 25% to 341.4 MMBoe compared to 272.8 MMBoe reported at year-end 2015. The composition of the reserves at the end of 2016 were 59% liquid and 41% natural gas, with 29% of the reserves classified as proved developed. Year-end 2015 reserves were 60% liquid, 40% natural gas, and 26% proved developed. Proved reserves in the Wattenberg Field and Utica Shale increased 13% to 308.9 MMBoe. In 2016, the Company acquired approximately 61,500 net acres in the Delaware Basin and established total proved reserves of 32.5 MMBoe in the Wolfcamp A and B.

Year-End Proved Reserve Breakdown by Basin

	2015	2016	% Liquid
	(MMBoe)	(MMBoe)	(2016)
Wattenberg	269.6	305.3	58%
Delaware	—	32.5	68%
Utica	3.2	3.6	54%
Total	272.8	341.4	59%

PDC’s independent reserve engineering firms, Ryder Scott Company, L. P. (Wattenberg and Utica) and Netherland, Sewell and Associates, Inc. (Delaware) completed their estimate of the Company’s year-end 2016 proved reserves in accordance with Securities and Exchange Commission (“SEC”) guidelines. NYMEX pricing used in the preparation of the December 31,

2016 reserves was $42.75 per barrel (“Bbl”) for crude oil and $2.48 per million British Thermal Units (“MMBtu”) for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials.

The value of the Company’s proved reserves, utilizing the SEC price guidelines, discounted at ten percent and before tax (“PV10”), increased to $1.7 billion as of December 31, 2016, compared to $1.3 billion as of year-end 2015. The increase in PV10 is primarily a result of a 25% increase in total proved reserves outweighing the 15% and 4% decrease in the average NYMEX oil and gas price, respectively.

2016 Year-End Proved Reserves Summary

	Proved	BTAX	BTAX
	Reserves	PV-10	PV-10
	(MMBoe)	($MM)	($/Boe)

Beginning balance at December 31, 2015	272.8	$1,337	$4.90
Extensions, revisions, dispositions and acquisitions	90.8
2016 estimated production	(22.2)
Ending balance at December 31, 2016	341.4	$1,675	$4.91

(1) All-sources reserve replacement defined as the sum of the year-over-year net additions in proved reserves from extensions, revisions, dispositions and acquisitions, divided by 2016 estimated production.

Upcoming Investor Presentations

PDC is scheduled to present at the Credit Suisse Energy Summit in Vail, Colorado on February 15, 2017. Please see the Company’s website at www.pdce.com for details and webcast information. The related slide presentation is expected to be available on the Company’s website immediately prior to the events.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, produces, develops, and explores for crude oil, natural gas and NGLs with operations in the Wattenberg Field in Colorado, in the Delaware Basin in West Texas and in the Utica Shale in southeastern Ohio. Its operations are focused on the liquid-rich horizontal Niobrara and Codell plays in the Wattenberg Field, the liquid-rich Wolfcamp zones in the Delaware Basin, and the condensate and wet gas portion of the Utica Shale play.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 regarding PDC’s business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this release are forward-looking statements. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates, will and similar expressions or variations of such words are intended to identify forward-looking statements herein, which may include statements regarding PDC’s 2016 proved reserves, including that our estimated crude oil and natural gas reserves are based on many assumptions that may turn out to be inaccurate, and any material inaccuracies in these reserve estimates or underlying assumptions may materially affect the quantities and present value of our reserves; PDC’s future production (including the commodity mix of such production) and development plan; rates of return on projects; future costs and financial conditions; per well reserves and performance; anticipated cost savings and efficiencies; anticipated impairments; future debt metrics; and management’s strategies, plans and objectives. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this press release reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•         changes in worldwide production volumes and demand, including economic conditions that might impact demand;

•         volatility of commodity prices for crude oil, natural gas and NGLs, including the risk of an extended period of low commodity prices;

•         the impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement related to those laws and regulations, liabilities arising thereunder and the costs to comply with those laws and regulations;

•         potential declines in the value of our crude oil, natural gas and NGLs properties resulting in impairments, and potential inaccuracies in preliminary estimates of impairments;

•         potential inability to achieve expected improvements in efficiency and drilling results;

•         changes in estimates of proved reserves;

•         inaccuracy of reserve estimates and expected production rates;

•         potential for production decline rates from our wells being greater than expected;

•         timing and extent of our success in discovering, acquiring, developing and producing reserves;

•         our ability to secure leases, drilling rigs, supplies and services at reasonable prices;

•         availability of sufficient pipeline, gathering and other transportation facilities and related infrastructure to process and transport our production and the impact of these facilities and regional capacity on the prices we receive for our production;

•         timing and receipt of necessary regulatory permits;

•         risks incidental to the drilling and operation of crude oil and natural gas wells;

•         our future cash flows, liquidity and financial condition;

•         competition within the oil and gas industry;

•         availability and cost of capital;

•         reductions in the borrowing base under our revolving credit facility;

•         our success in marketing crude oil, natural gas and NGLs;

•         effect of crude oil and natural gas derivatives activities;

•         impact of environmental events, governmental and other third-party responses to such events, and our ability to insure adequately against such events;

•         cost of pending or future litigation;

•         effect that acquisitions we may pursue have on our capital expenditures;

•         our ability to retain or attract senior management and key technical employees; and

•         success of strategic plans, expectations and objectives for our future operations.

Further, PDC urges you to carefully review and consider the cautionary statements made in this press release and the Company’s filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Before tax PV-10 is a non-GAAP measure and is different than the standard measure of discounted future net cash flows (“standardized measure”), which measure will be presented in PDC’s upcoming Annual Report on Form 10-K, in that before tax PV-10 is a pre-tax number, while standardized measure includes the effect of estimated future income taxes. Estimates of non-proved reserves, including 3P reserves, are based on more limited information, and are subject to significantly greater risk of not being produced than proved reserves.

Contacts:

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Kyle Sourk

Manager Investor Relations

303-318-6150

kyle.sourk@pdce.com

Source: PDC Energy

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